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                                                                       EXHIBIT 1

                                                                  EXECUTION COPY





                        THE BANK OF NEW YORK COMPANY, INC
                        Senior Medium-Term Notes Series E
                 Senior Subordinated Medium-Term Notes Series F
                   Due Nine Months or More from Date of Issue

                             DISTRIBUTION AGREEMENT

                                  June 26, 2002





Banc of America Securities LLC            Credit Suisse First Boston Corporation
9 West 57th Street                        11 Madison Avenue
New York, New York 10019                  New York, New York 10010

Goldman, Sachs & Co.                      J.P. Morgan Securities Inc.
85 Broad Street                           270 Park Avenue
New York, New York 10004                  New York, New York 10017

Merrill Lynch, Pierce, Fenner & Smith     Morgan Stanley & Co. Incorporated
  Incorporated                            1585 Broadway
4 World Financial Center                  New York, New York 10036
New York, New York 10080

Salomon Smith Barney Inc.                 UBS Warburg LLC
390 Greenwich Street                      677 Washington Blvd.
New York, New York 10013                  Stamford, Connecticut 06901

BNY Capital Markets, Inc.
One Wall Street
New York, New York 10286
Dear Sirs:

     The Bank of New York Company, Inc., a New York corporation (the "Company"), confirms its agreement with Banc of America Securities LLC, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., UBS Warburg LLC and BNY Capital Markets, Inc. (the "Agents") with respect to the issue and sale by the Company from time to time of its Senior Medium-Term Notes Series E (the "Senior Notes") and its Senior Subordinated Medium-Term Notes Series F (the "Senior Subordinated Notes" and, together with the Senior Notes, the "Notes") described herein. The Senior Notes are to be issued pursuant to an indenture dated as of July 18, 1991, as it may be supplemented from time to time (the "Senior Indenture"), between the Company and Bankers Trust Company, as

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trustee (the "Senior Trustee"). The Senior Subordinated Notes are to be issued pursuant to an indenture dated as of October 1, 1993, as it may be supplemented from time to time (the "Senior Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between the Company and Chase Manhattan Trust Company, National Association, as trustee (the "Senior Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). As of the date hereof, the Company has authorized the issuance and sale of up to an aggregate initial offering price not to exceed U.S. $1,000,000,000 (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies as the Company shall designate at the time of issuance) of Notes to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchasers, and (as may from time to time be agreed to by the Company and any Agent or Agents) to such Agent or Agents as principal for resale to purchasers.

         The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (Nos. 333-89586, 333-89586-01, 333-89586-02, 333-89586-03 and 333-89586-04) for the registration of, among other securities, debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statement that may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes that is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION 1.   Appointment as Agents.
             ---------------------

     (a) Appointment of Agents. Subject to the terms and conditions stated
         ---------------------
herein, the Company hereby appoints the Agents as its agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, whenever the Company determines to sell Notes directly to the Agents as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of
Section 3(b) hereof. The Agents are authorized to appoint sub-agents or to engage the services of any other broker or

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dealer in connection with the offer or sale of the Notes. The Company may also sell Notes directly to investors on its own behalf, including to agents that are not party to this Agreement and may enter into agreements similar to this Agreement with other parties; provided, however, that the Company shall notify the Agents upon entering into any such agreement that is substantially similar to this Agreement.

     (b) Reasonable Best Efforts Solicitations; Rights to Reject Offers. Upon
         --------------------------------------------------------------
receipt of instructions from the Company, the Agents will use their reasonable best efforts to solicit purchases of such principal amount of the Notes as the Company and the Agents shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount that shall be authorized by the Company from time to time. The Agents will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by each Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

     (c) Solicitations as Agent; Purchases as Principal. If agreed upon between
         ----------------------------------------------
an Agent and the Company, such Agent, acting solely as an agent for the Company and not as principal, will solicit offers for the purchase of Notes. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. The Agents shall not have any liability to the Company in the event any such purchase is not consummated for any reason. The Agent shall not have any obligation to purchase Notes from the Company as principal, but each Agent may agree from time to time to purchase Notes as principal. However, absent an agreement between an Agent and the Company that such Agent shall be acting solely as an agent for the Company, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company through such Agent. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof.

     (d) Reliance. The Company and the Agents agree that any Notes the placement
         --------
of which an Agent arranges shall be placed by such Agent, and any Notes purchased by an Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.     Representations and Warranties.
               ------------------------------

     (a) The Company represents and warrants to the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or to an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of the times referred to in Section 7(b) hereof (in each case, the "Representation Date") as follows:

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     (i)  Due Incorporation. Each of the Company and The Bank of New York (the
          -----------------
"Bank") has been duly organized and is validly existing as a corporation or banking corporation, as the case may be, and is an existing corporation or banking corporation, as the case may be, in good standing under the laws of the State of New York.

     (ii) Registration Statement and Prospectus. The Registration Statement and
          -------------------------------------
the Prospectus, at the time the Registration Statement became effective, conformed, and as of the applicable Representation Date will conform, in all material respects to the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act. The Registration Statement, at the time the Registration Statement became effective, did not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective, did not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to any statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Agent expressly for use in the Registration Statement or the Prospectus (it being agreed that, for purposes of this subsection (ii) and Section 8 hereof, the only information so furnished by any Agent as of the date hereof consists of (x) the last two sentences in the fifth paragraph and
(y) the seventh paragraph, in each case, under "Plan of Distribution" in the prospectus supplement dated the date hereof relating to the Notes) or to that part of the Registration Statement that shall constitute the Statement of Eligibility under the 1939 Act ("Form T-l") of the Trustees.

     (iii) Incorporated Documents. The documents incorporated by reference in
           ----------------------
the Prospectus, at the time they were or hereafter are filed with the SEC, conformed and will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations"), as applicable, and, when read together and with the other information in the Prospectus, at the time the Registration Statement became, and any amendments thereto become, effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

     (iv) Material Change. Since the respective dates as of which information is
          ---------------
given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material
adverse change, in     the  credit-worthiness  of the Company and its
subsidiaries on a consolidated basis, other than as set forth or contemplated in the Prospectus.

     (v) No Defaults; Regulatory Approvals. The issue and sale of the Notes and
         ---------------------------------
the compliance by the Company with all of the provisions of the Notes, the Indentures,

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this Agreement and each applicable Terms Agreement, if any, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, contract, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation by the Company of the provisions of the Certificate of Incorporation, as amended, or By-Laws of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties, and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body is required for the issue and sale of the Notes or the consummation of the other transactions contemplated by this Agreement or any Terms Agreement or the Indentures, except such as may be required under the 1933 Act, the 1939 Act and the 1933 Act Regulations and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Agent.

     (vi) Authorization and Validity. The Notes have been duly authorized by the
          --------------------------
Company for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture under which it is to be issued against payment of the consideration therefor specified herein, the Notes will constitute valid and legally binding obligations of the Company entitled to the benefits provided by such Indenture; this Agreement has been duly authorized, executed and delivered by the Company; each Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the 1939 Act and constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indentures conform and the Notes of any particular issuance will conform to the descriptions thereof in the Prospectus.

     (vii) Capitalization. All of the issued shares of capital stock of the Bank
           --------------
have been duly and validly authorized and issued, are fully paid and non-assessable (except as provided in Article III of the Banking Law of the State of New York) and are owned by the Company, free and clear of all liens, encumbrances, equities or claims.

     (viii) Legal Proceedings. Except as otherwise disclosed in the Prospectus,
            -----------------
there is no action, suit or proceeding before or by any court or governmental agency domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or its subsidiaries that might result in any material adverse change in the financial condition, shareholders' equity or results of operations of the Company and its subsidiaries considered as one enterprise.

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                  (ix) Ratings. The Senior Notes and the Senior Subordinated
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         Notes are rated Aa3 and A1, respectively, by Moody's Investors Service,
         Inc. and A+ and A, respectively, by Standard & Poor's Ratings Services, or such other ratings as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

         (b) Additional Certifications. Any certificate signed by any officer of
             -------------------------
the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of the notes to the Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date referred to in Section 2(a) hereof subsequent thereto.

SECTION 3.        Solicitations as Agent; Purchases as Principal.
                  ------------------------------------------------

         (a) Solicitations as Agent. On the basis of the representations and
             ----------------------
warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

         The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

         Unless otherwise agreed to by the Company and the applicable Agent with respect to sales made to retail investors, the Company agrees to pay such Agent a commission, in the form of a discount, equal to the applicable percentage of the amount of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto. Each Agent may re-allow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes; provided, however, that such Agent shall obtain the prior written consent of the Company to any such reallowance.

         The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Prospectus (a "Pricing Supplement") to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in the Pricing Supplement (i.e., in the case of foreign currency denominated Notes) the Notes will be issued in denominations of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

         (b) Purchases as Principal. Each sale of Notes to an Agent or Agents as
             ----------------------
principal shall be made in accordance with the terms contained herein and (unless the Company and such Agent or Agents shall otherwise agree) pursuant to a separate agreement that will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent or Agents. Each such separate agreement (which may be an oral agreement promptly confirmed in writing as

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described below) between an Agent or Agents and the Company is herein referred to as a "Terms Agreement." Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and an Agent or Agents. Each such Terms Agreement, whether oral (and promptly confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Annex I hereto. Each Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement (or otherwise) shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by an Agent or Agents pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth on Schedule A to the applicable Terms Agreement), the time and place of delivery of and payment for such Notes, any provision relating to rights of and defaults by other purchasers acting together with such Agent or Agents in the reoffering of the Notes and such other provisions (including further terms of the Notes) as may be mutually agreed upon. Each Agent is authorized to utilize a selling or dealer group in connection with the resale of the Notes purchased; provided, however, that such Agent shall obtain the prior written consent of the Company to such utilization. Such Terms Agreement shall also specify the requirements, if any, for the opinions of counsel, letters of the Company's independent public accountants and officer's certificate pursuant to Sections 7(b), 7(c) and 7(d) hereof.

         (c) Administrative Procedures. Administrative procedures with respect
             -------------------------
to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.        Covenants of the Company.   The Company covenants with the
                  ------------------------
Agents as follows:

         (a) Notice of Certain Events. The Company will notify the Agents
             ------------------------
immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the mailing or the delivery to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act that will be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or (vi) any change in the rating assigned by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act Regulations) to any debt securities (including the Notes) of the Company, or the public announcement by any such nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any such debt securities, or the withdrawal by any such nationally recognized statistical rating organization of its rating of any such debt securities. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.


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     (b) Filing of Amendments and Supplements to Prospectus and Registration
         -------------------------------------------------------------------
Statement. Prior to the termination of the offering of the Notes (including by
---------
way of resale by a Purchaser of Notes purchased pursuant to a Terms Agreement), the Company will not file any registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement (i) providing solely for a change in the interest rate of the Notes or (ii) relating exclusively to an offering of securities other than the Notes) unless the Company has delivered to the Agents a copy for review prior to filing and will not file any such proposed amendment or supplement to which any of the Agents reasonably objects; and the Company will cause each supplement to the Prospectus (including each Pricing Supplement) to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and, upon request, will provide evidence satisfactory to the Agents of such filing.

     (c) Copies of the Registration Statement and the Prospectus. The Company
         -------------------------------------------------------
will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

     (d) Prospectus Revisions -- Material Change. If at any time when the
         ---------------------------------------
Prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agent and to cease sales of any Notes it may then own as principal, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

     (e) Prospectus Revisions -- Periodic Financial Information. On or prior to
         ------------------------------------------------------
the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, and prior to the filing of the Forms 10-Q or 10-K with respect to such quarters or fiscal years, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to incorporate by reference capsule financial information with respect to the results of operations of the Company for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the

                                       8

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comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the 1933 Act or the 1933 Act Regulations; provided, however, that if on the date of such release the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a request from the Company, and the Agents shall not then hold any Notes as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent, and provided further that this covenant shall not obligate the Company to incorporate financial information or discussion other than that contained in its regular earnings press release with respect to such quarter or year.

     (f) Prospectus Revisions -- Audited Financial Information. On or prior to
         -----------------------------------------------------
the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations; provided, however, that if on the date of such release the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company, and the Agents shall not then hold any Notes as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.

     (g) Earning Statements. The Company will make generally available to its
         ------------------
security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement of the Company and its subsidiaries (which need not be audited) in form complying with the provisions of Rule 158 of the 1933 Act Regulations, covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

     (h) Blue Sky Qualifications. The Company will endeavor, in cooperation with
         -----------------------
the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.


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     (i) 1934 Act Filings. The Company, during the period when the Prospectus is
         ----------------
required to be delivered under the 1933 Act in connection with sales of the Notes, will file promptly all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

     (j) Stand-Off Agreement. Between the date of any Terms Agreement and the
         -------------------
Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of the applicable Agents, which consent shall not be unreasonably withheld, offer or sell in the United States, or enter into any agreement to sell in the United States, any debt securities of the Company (other than the Notes) that are substantially similar to the Notes except as may otherwise be provided in any such Terms Agreement.

     (k) Annual Reports. The Company will furnish to the Agents, at the earliest
         --------------
time the Company makes the same available to others, copies of its annual reports and other financial reports furnished or made available to the public generally.

     SECTION 5. Conditions of Obligations. The obligations of the Agents to
                -------------------------
solicit offers to purchase the Notes as agents of the Company, the obligations of any purchasers of the Notes sold through the Agents as agents, and any obligation of an Agent to purchase Notes pursuant to a Terms Agreement (or otherwise), will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

     (a) Legal Opinions. On the date the program commences (the "Commencement
         --------------
Date"), the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

          (1) Opinion of Company Counsel. The opinion of counsel to the Company,
              --------------------------
     reasonably satisfactory to the Agents, to the effect that:

               (i) Each of the Company and the Bank has been duly incorporated and is an existing corporation or banking corporation, respectively, in good standing under the laws of the State of New York, and the Company has the corporate power and authority to own its properties and conduct its business as described in the Prospectus.

               (ii) Each Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the 1939 Act and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (iii) The Notes have been duly authorized and established by the Company in conformity with the applicable Indenture, and when the terms of a particular Note and of its issuance and sale have been duly authorized and established by all necessary corporate action on the part of the Company in conformity with such Indenture and such Note has been duly prepared, executed, authenticated and issued in accordance with such Indenture and delivered against payment in accordance with this Agreement, such Note will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (iv) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company on or prior to the date of such opinion under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Notes by the Company to or through the Agent, in accordance with this Agreement, have been obtained or made (except that such counsel need express no opinion with respect to state securities laws).

               (v) This Agreement has been duly authorized, executed and delivered by the Company.

               (vi) The execution and delivery by the Company of the Indentures did not, and of this Agreement do not, and the completion, execution and issuance of each particular Note in accordance with the applicable Indenture, the sale by the Company of such Note in accordance with this Agreement and the performance by the Company of its obligations under the Indentures, this Agreement and such Note will not, violate the Company's Certificate of Incorporation or By-Laws, in each case as in effect at the date of such opinion, or violate any existing Federal law of the United States or law of the State of New York (except that such counsel need express no opinion with respect to federal or state securities laws, other antifraud laws, fraudulent transfer laws, the Employee Retirement Income Security Act of 1974 and laws that restrict transactions between U.S. persons and citizens of foreign countries or other jurisdictions and related laws, and insofar as performance by the Company of its obligations under such Indenture, this Agreement and the Notes is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights).

               (vii) Each part of the Registration Statement, when such part became effective, and the Prospectus (other than the financial statements and other financial and statistical data therein, as to which such counsel need express no opinion) appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Notes, to the requirements of the 1933 Act, the 1939 Act and the applicable rules and regulations of the SEC thereunder; further, nothing which came to such counsel's attention in the course of such counsel's review (as described in such opinion) has caused such counsel to believe that, insofar as relevant to the offering of the Notes, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion (other than the financial statements and other financial and statistical data therein, as to which such counsel need express no opinion), contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any litigation or any governmental proceeding instituted or threatened against the Company or the Bank that would be required to be disclosed in the Prospectus and is not so disclosed, and does not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectus and are not so summarized. Such counsel may state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions "Description of Senior Debt Securities and Senior Subordinated Debt Securities", "Plan of Distribution", "Description of Medium-Term Notes" and "Plan of Distribution of Medium-Term Notes" in the Prospectus insofar as they relate to provisions of documents therein described and that such counsel does not express any opinion or belief as to the financial statements or other financial and statistical data contained in the Registration Statement or the Prospectus or as to the statements of eligibility of the Trustees.

         In providing such opinion, such counsel may assume, in connection with the opinion set forth in paragraph 5(a)(1)(iii) above, that at the time of issuance, sale and delivery of each particular Note the authorization of the Notes will not have been modified or rescinded and, with respect to each Note, that such Note will conform to the form of Note examined by such counsel. Such counsel may also assume in connection with such opinion that at the time of the issuance, sale and delivery of each particular Note there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Note and that the issuance, sale and delivery of such Note, all of the terms of such Note and the performance by the Company of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or breach of any agreement or instrument then binding on the Company. Such counsel may state in rendering the opinion set forth in paragraph 5(a)(1)(iii) above that, as of the date of such opinion, a judgment for money in an action based on Notes denominated in foreign currencies or currency units in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars and that the date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Note is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Note denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Note would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Note is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

                  (2) Opinion of Counsel to the Agent. The opinion of Pillsbury
                      -------------------------------
         Winthrop LLP, counsel to the Agents, with respect to such matters as the Agents may reasonably request.

         (b) Officer's Certificate. On the Commencement Date the Agents shall
             ---------------------
have received a certificate of an officer of the Company satisfactory to the Agents, dated as of the date hereof, as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the date hereof and as to such other matters as the Agents may reasonably request, and that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

         (c) Comfort Letter. On the Commencement Date and on each Settlement
             --------------
Date relating to a Terms Agreement if called for by such Terms Agreement, the Agents shall have received letters from the Company's independent public accountants, dated as of the date hereof or such Settlement Date and in form and substance satisfactory to the Agents, to the effect set forth in Annex II.

         (d) Other Documents and Opinions. At the Commencement Date and at each
             ----------------------------
Settlement Date with respect to any applicable Terms Agreement, your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to your counsel.

         (e) Conditions to Purchase. Prior to such solicitation or purchase, as
             ----------------------
the case may be, other than a purchase by an Agent pursuant to a Terms
Agreement:

                  (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in the judgment of the Agents after consultation with the Company, is material and adverse and that makes it, in the judgment of the Agents, impracticable to market the Notes or deliver Notes to the purchaser on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented; and

                  (ii) there shall not have occurred any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act Regulations), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);

except, in each case described in paragraph (i) or (ii) above, as disclosed to the Agents in writing by the Company prior to such solicitation or, in the case of a purchaser of Notes, as disclosed to the relevant purchaser before the offer to purchase such Notes was made.

         The Company acknowledges that the Agents shall not have any duty or obligation to exercise the judgment described in paragraphs (i) and (ii) above on behalf of any purchaser of Notes other than the Agents.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the applicable Agents, any applicable Terms Agreement) may be terminated by the Agents by notice to the Company at any time, and any such termination shall be without liability of any party to any other party, except that the covenant under Section 4(g) hereof, the indemnity and contribution agreement set forth in Section 8 hereof, the provisions concerning payment of expenses under Section 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 10 hereof, Section 13 hereof and the provisions set forth under "Parties" of Section 14 hereof shall remain in effect.

         SECTION 6. Delivery of and Payment for Notes Sold through the Agents.
                    ---------------------------------------------------------
Delivery of Notes sold through the Agents as agents shall be made by the Company to the Agents for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agents shall promptly notify the Company and deliver such Note to the Company, and, if an Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure shall have occurred for any reason other than default by such Agent to perform its obligations under this Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

         SECTION 7. Additional Covenants of the Company. The Company covenants
                    -----------------------------------
and agrees with the Agents that:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by
             -----------------------------------------------
it of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to an Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to an Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Each time that the
             -----------------------------------
Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement, (ii) an amendment or supplement providing solely for a change in the interest rates of Notes or a change in the principal amount of Notes remaining to be sold or similar changes or (iii) an amendment or supplement relating exclusively to an offering of securities other than the Notes) or there is filed with the SEC any document incorporated by reference in the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of securities other than the Notes) or, if required pursuant to the terms of a Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof that were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(b) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that if the Agents have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company, and the Agents shall not hold any Notes as principal, the Company shall not be obligated so to furnish the Agents with a certificate or certificates until such time as the Company shall determine that the solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.

         (c) Subsequent Delivery of Legal Opinions. Each time that the
             -------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement, (ii) an amendment or supplement providing solely for a change in the interest rates of the Notes or a change in the principal amount of Notes remaining to be sold or similar changes or (iii) an amendment or supplement that relates exclusively to an offering of securities other than the Notes) or there is filed with the SEC any document incorporated by reference in the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of securities other than the Notes) or, if so indicated in the applicable Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and counsel to the Agents a written opinion of Paul A. Immerman, Esq., Senior Counsel to the Company, or other counsel satisfactory to the Agents, dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same tenor as the opinion referred to in
Section 5(a)(1) hereof, and such other opinions provided for in Section 5(a) hereof as the Agents may request, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion, or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion, shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); provided, however, that if the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company, and the Agents shall not hold any Notes as principal, the Company shall not be obligated so to furnish the Agents with an opinion or opinions until such time as the Company shall determine that the solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.

         (d) Subsequent Delivery of Comfort Letters. Each time that the
             --------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference in the Prospectus that contains additional financial information or, if so indicated in the applicable Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall cause the Company's independent public accountants forthwith to furnish the Agents a letter, dated the date of filing of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Annex II hereto but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of Annex II hereto with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information; provided further, however, that if the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company, and the Agents shall not hold any Notes as principal, the Company shall not be obligated so to furnish the Agents with a letter or letters until such time as the Company shall determine that the solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Agents in which such letter or letters are required.

         SECTION 8. Indemnity and Contribution. (a) The Company will indemnify
                    --------------------------
and hold harmless the Agents against any losses, claims, damages or liabilities to which the Agents may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or prior registration statement to which the Prospectus as a combined prospectus under Rule 429 of the 1933 Act Regulations relates thereto), the Prospectus (or any amendment or supplement thereto) or any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agents for any legal or other expenses reasonably incurred, as incurred, by the Agents in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any other prospectus relating to the Notes, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein.

         (b) The Agents will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any other prospectus relating to the Notes, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred, as incurred, by the Company in connection with investigating or defending any such action or claim.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party shall not relieve it from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above and such indemnifying party was prejudiced in a material respect by such failure, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total commissions or discounts received by the Agents in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agents shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Notes purchased by or through it were sold exceeds the amount of any damages that the Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Agent within the meaning of the 1933 Act; and the obligations of the Agents, under this Section 8 shall be in addition to any liability that the Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

         SECTION 9. Payment of Expenses. The Company covenants and agrees with
                    -------------------
the Agents that, unless otherwise agreed, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Notes under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to you and dealers; (ii) the fees, disbursements and expenses of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby; (iii) the cost of typing and reproducing this Agreement, any Terms Agreement, the Indentures, any Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iv) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 4(h) hereof, including the reasonable fees and disbursements of counsel for the Agents incurred from time to time in connection with the transactions contemplated hereby; (v) any fees charged by securities rating services for rating the Notes; (vi) any filing fees incident to any required review by the National Association of Securities Dealers, Inc., of the terms of the sale of the Notes; (vii) the cost of preparing the Notes; (viii) the fees and expenses of the Trustees and any agent of the Trustees and the fees and disbursements of counsel for the Trustees in connection with the Indentures and the Notes; and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Section 8 hereof, the Agents will pay all of its own costs and expenses, except as otherwise provided in this
Section 9, including transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

         SECTION 10. Representations, Warranties and Agreements to Survive
                     -----------------------------------------------------
Delivery. All representations, warranties and agreements contained in this
--------
Agreement or any Terms Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

         SECTION 11. Termination. (a) Termination of this Agreement. This
                     -----------      -----------------------------
Agreement (excluding any Terms Agreement) may be terminated for any reason at any time, either by the Company as to any Agent or Agents or by any Agent or Agents as to itself or themselves, upon the giving of 30 days' written notice of such termination to such Agent or Agents or the Company, as the case may be.

         (b) Termination of a Terms Agreement. Each Agent may terminate any
             --------------------------------
Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto: (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, the effect of which is in the judgment of the applicable Agent after consultation with the Company so material and adverse as to make it impracticable or inadvisable to proceed with the delivery of the Notes to which such Terms Agreement relates on the terms and in the manner contemplated in the Prospectus and such Terms Agreement; or (ii) if subsequent to the date of such Terms Agreement there has occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (B) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a banking moratorium by the relevant authority in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (C) an outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war or other calamity or crisis, or prospective change in financial, political or economic conditions in the United States or elsewhere having an adverse effect on the financial markets of the United States, the effect of which shall be such as to make it, in the judgment of the applicable Agent or Agents after consultation with the

Company, impracticable to market the Notes or enforce contracts for the sale of the Notes to which such Terms Agreement relates on the terms and in the manner contemplated in the Prospectus and such Terms Agreement; or (iii) if subsequent to the date of such Terms Agreement there has occurred any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act Regulations), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

         (c) General. In the event of any such termination with respect to an
             -------
Agent, neither the Company nor such Agent will have any liability to the other, except that (i) such Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (a) such Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(g) hereof, the indemnity and contribution agreements set forth in Section 8 hereof, the provisions of Section 9 hereof and the provisions of Sections 10, 13 and 14 hereof shall remain in effect.

         SECTION 12. Notices. Unless otherwise provided herein, all notices
                     -------
required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

        If to the Company:

                 The Bank of New York Company, Inc.
                 One Wall Street
                 New York, New York 10286
                 Attention: Secretary
                 Facsimile:  212-635-1798

        If to the Agents:

                 Banc of America Securities LLC
                 9 West 57th Street
                 New York, New York 10019
                 Attention: Lily Chang
                 Facsimile: 212-847-6442

                 Credit Suisse First Boston Corporation
                 11 Madison Avenue
                 New York, New York 10010

                 Attention: Short & Medium Term Finance
                 Facsimile: 212-743-5825

                 Goldman, Sachs & Co.
                 85 Broad Street
                 New York, New York 10004
                 Attention: Douglas Lipton
                 Facsimile: 212-422-9458

                 J.P. Morgan Securities Inc.
                 270 Park Avenue, 9th Floor
                 New York, New York 10017
                 Attention:  Transaction Execution Group
                 Facsimile:  212-834-6702

                 Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center, 15th Floor

                 New York, New York 10080
                 Attention: MTN Product Management
                 Facsimile: 212-449-2234

                 Morgan Stanley & Co. Incorporated
                 1585 Broadway - Second Floor
                 New York, New York 10036

                 Attention:  Manager - Continuously Offered Products
                 Telephone:  212-761-1890
                 Facsimile:  212-761-0780

                 Salomon Smith Barney Inc.
                 390 Greenwich Street - Fourth Floor
                 New York, New York 10013
                 Attention:  Susan Levitt
                 Facsimile:  212-783-2274

                 UBS Warburg LLC
                 677 Washington Blvd.
                 Stamford, Connecticut 06901
                 Attention:  Syndicate Desk
                 Telephone:  203-719-1088
                 Facsimile:  203-719-0495

                 BNY Capital Markets, Inc.
                 103 Eisenhower Parkway
                 Roseland, New Jersey 07068
                 Attention:  Robert Gorham
                 Facsimile:  973-226-7618

                 and

                 BNY Capital Markets, Inc.
                 One Wall Street, 18th Floor
                 New York, New York 10286
                 Attention:  Bennett Leichman
                 Facsimile:  212-635-8525

With a copy to:

                 Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center

                 New York, New York 10080
                 Facsimile:  212-449-0188

                 and

                 Morgan Stanley & Co. Incorporated
                 1585 Broadway - 29th Floor
                 New York, New York 10036

                 Attention:  Peter Cooper, Investment Banking Information Center
                 Telephone:  212-761-8385
                 Facsimile:  212-761-0260

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.

         SECTION 13. Governing Law. This Agreement and any Terms Agreement shall
                     -------------
be governed by and construed in accordance with the laws of the State of New
York.

         SECTION 14. Parties. This Agreement and any Terms Agreement shall inure
                     -------
to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

         SECTION 15. Counterparts. This Agreement may be executed by any one or
                     ------------
more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company two counterparts hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agent and the Company in accordance with its terms.

                                    Very truly yours,

                                    THE BANK OF NEW YORK COMPANY, INC.


                                    By:
                                           -------------------------------------
                                           Name:
                                           Title:



Accepted as of the date set forth above:

BANC OF AMERICA SECURITIES LLC



By:
      ------------------------------------------
      Name:
      Title:

CREDIT SUISSE FIRST BOSTON CORPORATION



By:
      ------------------------------------------
      Name:
      Title:

GOLDMAN, SACHS & CO.



      ------------------------------------------
      (Goldman, Sachs & Co.)


J.P. MORGAN SECURITIES INC.



By:
      ------------------------------------------
      Name:
      Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



By:
      ------------------------------------------
      Name:
      Title:

MORGAN STANLEY & CO. INCORPORATED



By:
      ------------------------------------------
      Name:
      Title:

SALOMON SMITH BARNEY INC.



By:
      ------------------------------------------
      Name:
      Title:

UBS WARBURG LLC



By:
      ------------------------------------------
      Name:
      Title:



BNY CAPITAL MARKETS, INC.



By:
      ------------------------------------------
      Name:
      Title:

                                   Schedule A
                                   ----------

If a sale is made to retail investors:

                              Term                            Commission Rates
                              ----                            ----------------

From 9 months but less than 1 year ............................     0.20%

From 1 year but less than 2 years .............................     0.40

From 2 years but less than 3 years ............................     0.60

From 3 years but less than 4 years ............................     0.75

From 4 years but less than 5 years ............................     1.00

From 5 years but less than 6 years ............................     1.50

From 6 years but less than 7 years ............................     2.00

From 7 years but less than 10 years ...........................     2.25

From 10 years but less than 15 years ..........................     2.50

From 15 years but less than 20 years ..........................     2.75

From 20 years but less than 30* years .........................     3.00


----------

* With respect to each Note with a term in excess of 30 years from the date of issue, the commission payable to the Agent with respect to each such Note sold as a result of a solicitation made by the Agent will be agreed to by the Company and the Agent at the time of such sale.

If a sale is made to institutional investors:

                              Term                            Commission Rates
                              ----                            ----------------

From 9 months but less than 1 year .............................    .125%

From 1 year but less than 18 months ............................    .150

From 18 months but less than 2 years ...........................    .200

From 2 years but less than 3 years .............................    .250

From 3 years but less than 4 years .............................    .350

From 4 years but less than 5 years .............................    .450

From 5 years but less than 6 years .............................    .500

From 6 years but less than 7 years .............................    .550

From 7 years but less than 10 years ............................    .600

From 10 years but less than 15 years ...........................    .625

From 15 years but less than 20 years ...........................    .700

From 20 years but less than 30* years ..........................    .750


----------

* With respect to each Note with a term in excess of 30 years from the date of issue, the commission payable to the Agent with respect to each such Note sold as a result of a solicitation made by the Agent will be agreed to by the Company and the Agent at the time of such sale.

                                                                         ANNEX I
                                                                         -------


                       THE BANK OF NEW YORK COMPANY, INC.
                            (A New York corporation)

                                Medium-Term Notes

                                 TERMS AGREEMENT

                               -------------, ---


The Bank of New York Company, Inc.
One Wall Street
New York, New York 10286

Attention:

Re:        Distribution Agreement dated June 26, 2002

         The undersigned agrees to purchase the following principal amount of [Senior][Senior Subordinated] Notes with the terms indicated below:

         The Notes will be the Company's [Senior][Senior Subordinated] Medium-Term Notes Series [E] [F].

         $ ___________________ (or principal amount of other Specified Currency)

         Interest Rate:

                  If Fixed Rate Note, Interest Rate:

                  If Floating Rate Note:

                  Regular Floating Rate Note, Floating Rate/Fixed Note or Inverse Floating Rate Note:

                           Base Rate or Rates:
                           Initial Interest Rate:
                           Interest Reset Date:
                           Spread and/or Spread Multiplier, if any:
                           Interest Reset Month(s), if any:
                           Interest Payment Month(s), if any:
                           Index Maturity:
                           Fixed Interest Rate, if any:

                           Fixed Rate Commencement Date, if any:
                           Fixed Rate Commencement Date, if any:
                           Maximum Interest Rate, if any:
                           Minimum Interest Rate, if any:
                           Interest Reset Period:
                           Interest Payment Period:
                           Interest Payment Date:
                           Designated LIBOR Page, if any:
                           Designated CMT Telerate Page, if any:
                           LIBOR Currency, if any:
                           Calculation Agent:

                  If Redeemable:

                           Initial Redemption Date:
                           Initial Redemption Percentage:
                           Annual Redemption Percentage Reduction:

                  If Repayable:

                           Initial Repayment Date:

                  If Renewable:

                           Renewal Date:
                           Final Maturity Date:

                  If Extendible:

                           Initial Maturity Date:
                           Final Maturity Date:

                  Date of Maturity:
                  Purchase Price: __ %
                  Settlement Date and Time:
                  Currency of Denomination:
                  Denominations (if currency is other than U.S. dollar):
                  Currency of Payment:
                  OID Terms:
                  Additional Terms:

                  Exceptions, if any, to Section 4(j) of the Distribution
                  Agreement:

         [The certificate referred to in Section 7(b) of the Distribution Agreement, the opinions referred to in Section 7(c) of the Distribution Agreement and the accountants' letter[s] referred to in Section 7(d) of the Distribution Agreement shall be delivered as a condition to settlement.]

                                            [NAME OF AGENT]



                                            By: _______________________________

Accepted:

THE BANK OF NEW YORK COMPANY, INC.



By:
      ------------------------------------------
      Title:

                                                                        ANNEX II
                                                                        --------

         Pursuant to Section 5(c) of the Distribution Agreement, the Company's independent public accountants shall provide a comfort letter to the effect that:

                  (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder;

                  (ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the 1934 Act, as applicable, and the published rules and regulations thereunder; and they have made a review of the interim financial information of the Company and its subsidiaries for the periods specified in such letter in accordance with standards established by the American Institute of Certified Public Accountants;

                  (iii) On the basis of limited procedures, not constituting an audit, consisting of a limited review of the unaudited consolidated financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in SAS No. 71, Interim Financial Information ("SAS 71") and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) the unaudited information with respect to the
                  annual consolidated results of operations and financial position for fiscal years that was included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year does not agree with the corresponding amounts in the audited consolidated financial statements for such fiscal years that was included or incorporated by reference in the Company's Annual Reports on Form 10-K for the last three fiscal years;

                           (B) the unaudited information with respect to the
                  annual consolidated results of operations and financial position for such fiscal years that was included or incorporated by reference in the Prospectus does not agree with the corresponding amounts in the audited consolidated financial statements for such fiscal years that were included or incorporated by reference in the Company's Annual Reports on Form 10-K for the last three years;

                           (C) the unaudited consolidated financial statements
                  included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and published rules and regulations thereunder or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                           (D) any unaudited financial data included in the
                  Prospectus as at any time, or for any period ending, after the end of the latest interim period covered by a Quarterly Report on Form 10-Q of the Company do not agree with the corresponding amounts in the unaudited consolidated financial statements from which such data are derived;

                           (E) the unaudited financial data included in the
                  Prospectus do not agree with the corresponding amounts in the unaudited financial statements that were not included in the Prospectus but from which were derived such financial data;

                           (F) as of a specified date not more than five days
                  prior to the date of such letter, there have not been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest audited financial statements included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated shareholders' equity or allowance for loan losses, in each case as compared with amounts shown in the latest consolidated statement of condition included or incorporated by reference in the Prospectus except in each case for changes that the Prospectus discloses have occurred or may occur or that are described in such letter; and

                           (G) for the period from the date of the latest
                  complete consolidated financial statements included or incorporated by reference in the Prospectus to the specified date referred to in (F) above there were any decreases in consolidated net interest income, net interest income after provision for loan losses, or the total or fully-diluted per share amounts of net income of the Company, in each case as compared with the comparable period of the preceding year, except in each case for decreases that the Prospectus discloses have occurred or may occur or that are described in such letter;

                           (iv) In addition to the examination referred to in
                  their reports included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books inquiries and other procedures referred to in subparagraph (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by the Agent that are derived from the general accounting records of the Company and its subsidiaries and that appear in the Prospectus (excluding documents incorporated by reference), in exhibits to the Registration Statement specified by the Agent or in documents incorporated by reference in the Prospectus specified by the Agent, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.